SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934  (Amendment No.  - )

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]   Preliminary  Proxy  Statement    [  ]   Confidential,  for Use of
                                                 Commission Only (as permitted
   [X]   Definitive Proxy Statement              by Rule 14a-6(e)(2))

   [ ]   Definitive Additional Materials

   [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                        Avondale Industries, Inc.
   __________________________________________________________________________
            (Name of Registrant as Specified In Its Charter)


             Board of Directors of Avondale Industries, Inc.
   __________________________________________________________________________
   (Name of Person(s) Filing Proxy  Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

         _____________________________________________________________________

         2)    Aggregate number of securities to which transaction applies:

         _____________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _____________________________________________________________________

         4)    Proposed maximum aggregate value of transaction:

         _____________________________________________________________________

         5)    Total Fee Paid:

         _____________________________________________________________________

   [ ]   Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

         _____________________________________________________________________

         2)    Form, Schedule or Registration Statement No.:

         _____________________________________________________________________

         3)    Filing Party:

         _____________________________________________________________________

         4)    Date Filed:

         _____________________________________________________________________

Notes:



                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                            ______________________________


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ______________________________


          TO THE SHAREHOLDERS OF AVONDALE INDUSTRIES, INC.:

               The Annual Meeting of Shareholders of Avondale Industries, Inc. (the "Company") will be held at 10:00 a.m. local time on Friday, April 26, 1996, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, to elect two directors, to consider such of the four shareholder proposals described in the proxy statement as may be presented at the Annual Meeting, and to transact such other business as may properly come before the meeting or any adjournment thereof.

               Only holders of record of common stock of the Company at the close of business on March 19, 1996 (the "Record Date"), are entitled to notice of, to vote at, and to attend the Annual Meeting.

               All shareholders of record on the Record Date are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                                 Thomas M. Kitchen
                                                     Secretary


          Avondale, Louisiana
          March 28, 1996

                               Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094

                                    March 28, 1996


                                   PROXY STATEMENT

               This Proxy Statement is furnished to the shareholders of Avondale Industries, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Shareholders of the Company scheduled to be held on Friday, April 26, 1996, at 10:00 a.m. local time, in the main conference room on the second floor of the Company's Administration Building, 5100 River Road, Avondale, Louisiana, and at any adjournment thereof (the "Annual Meeting").

               Only holders of record of shares of common stock of the Company ("Common Stock") at the close of business on March 19, 1996 are entitled to notice of, to vote at, and to attend the Annual Meeting. On that date, the Company had outstanding 14,464,175 shares of Common Stock, each of which is entitled to one vote with respect to each matter considered at the Annual Meeting.

               The enclosed proxy may be revoked by a shareholder at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked if the share-holder votes in person at the Annual Meeting.

               This Proxy Statement is first being mailed to shareholders on or about March 28, 1996, and the cost of soliciting proxies hereunder will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting. In addition, proxies will be solicited by Corporate Communications, Inc., an investor relations firm that is paid $3,000 per month plus its out-of-pocket expenses to perform a variety of services on behalf of the Company, including the solicitation of proxies.

                                ELECTION OF DIRECTORS
                       (Item 1 on the accompanying proxy card)

               The Company's Articles of Incorporation and By-laws provide for a Board of Directors of seven persons allocated among three classes of directors who serve three-year staggered terms, with one class elected at each annual shareholders' meeting. The term of one class of two directors expires at the Annual Meeting. Accordingly, proxies cannot be voted for more than two persons.

               Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote all shares represented by the proxies received by them for the election of each of the below-named persons who have been proposed for election by the Board of Directors. In accordance with the Company's By-laws, if either of these nominees should decline or become unable to serve for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is designated, the number of authorized directors will be automatically reduced by the total number of nominees withdrawn from consideration. Under the Company's By-laws, directors are elected by plurality vote.

               The following table sets forth certain information relating to the directors of the Company as of March 4, 1996, including their beneficial ownership of shares of Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Unless otherwise indicated, (i) each director has been engaged in the principal occupation shown for more than the past five years and (ii) the shares shown as being beneficially owned are held with sole voting and investment power.

Proposed Nominees for Election:

                                                                    Number of
      Name, Age, Principal Occupation       Nominated                Shares
         and Directorships in               For Term   Director    Beneficially
       Other Public Corporations            Expiring     Since      Owned<F1>
      _______________________________       ________     _____      _________

          Anthony J. Correro, III, 54           1999      1988         500
            Partner, Correro, Fishman &
            Casteix, L.L.P. (law firm)<F2>

          Kenneth B. Dupont, 57                 1999      1987      38,943<F4>
            Vice President of the Company;<F3>


                       The Board of Directors recommends a vote
                          FOR each of the proposed nominees.

Other Directors:

                                                                    Number of
      Name, Age, Principal Occupation        Serving                  Shares
         and Directorships in                 Term      Director   Beneficially
       Other Public Corporations            Expiring     Since       Owned<F1>
      _______________________________       ________     _____       _______

         Albert L. Bossier, Jr., 63           1997       1985        269,879<F5>
           Chairman of the Board, Chief
           Executive Officer, and
           President of the Company<F3>

         Hugh A. Thompson, 61                 1997       1988          2,500
           Professor, School of Engineering,
           Tulane University

         Vice Admiral Francis R. Donovan, 61  1998       1994             --
           Retired, U.S. Navy; Strategic
           Mobility Coordinator, PRC Inc.<F6>

          William A. Harmeyer, 75             1998       1993            500
            Retired; Vice President of the
            Company until 1986

          Thomas M. Kitchen, 48               1998       1987        121,261<F7>
            Vice President, Chief Financial
            Officer and Secretary of the
            Company<F3>

          All directors and executive officers                       433,583
          as a group (7 persons)
         _______________________

   [FN]
          <F1> None of the proposed nominees or directors beneficially owns in excess of one percent of the Common Stock, except Mr. Bossier, who beneficially owns two percent of such stock. The 433,583 shares of Common Stock beneficially owned by all of the Company's directors and executive officers as a group constitute approximately 3.0% of the outstanding Common Stock.

          <F2> For more than five years prior to June 1994, Mr. Correro was a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

          <F3> Messrs.  Bossier,  Kitchen  and  Dupont  are  the  executive officers of the Company for whom compensation information is disclosed in this Proxy Statement.

          <F4> Includes  8,739 shares allocated to  Mr.  Dupont's  Avondale
               Employee Stock Ownership Plan ("ESOP") account and 17,000 shares that he has the right to acquire under currently exercisable stock options.

          <F5> Includes  18,499 shares  allocated  to  Mr.  Bossier's  ESOP account and 139,961 shares that he has the right to acquire under currently exercisable stock options.

          <F6> Until August 31,  1992,  Admiral  Donovan was on active duty with the U.S. Navy, most recently as Commander, Military Sealift Command. Since September 1992, he has served as a consultant to various companies on maritime issues, and since November 1994 he has also served as Strategic Mobility Coordinator, PRC Inc., an information technology company.

          <F7> Includes  9,284  shares  allocated  to  Mr.  Kitchen's  ESOP account and 59,160 shares that he has the right to acquire under currently exercisable stock options.

               During 1995, the Board of Directors held six regular meetings and three special meetings. Each director of the Company attended at least 75% of the aggregate number of meetings held during 1995 of the Board and any committees of which he was a member. Members of the Board who are not officers receive an annual fee of $12,000 and an additional fee of $1,500 for each meeting of the Board or committee thereof attended, and they are permitted to defer all or some of their fees under a Directors' Deferred Compensation Plan adopted by the Company in 1989. Deferred fees earn interest at a rate of 8.5% per annum compounded annually, and are payable in five equal installments or a lump sum upon the earliest of the director's resignation, removal, attainment of age 65, or death. The provisions of the plan, including the interest rate payable on deferred fees, may be amended at any time by the Board of Directors. In addition to the foregoing directors' fees, each director is reimbursed for expenses incurred in attending meetings.

               The Board has an Audit Committee,  of which Messrs. Correro,
          Harmeyer and Thompson are members, that meets periodically with the Company's management, independent public accountants and internal auditors to obtain an assessment of the financial condition and results of operations of the Company, to ensure the independence of the Company's independent accountants and to report to the Board with respect thereto. The Audit Committee met twice during 1995. The Board also has a Compensation Committee, of which Admiral Donovan and Mr. Thompson are members, that determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan. The Compensation Committee met three times during 1995.

               The Board of Directors does not have a nominating committee. Any shareholder desiring to nominate persons for election to the Board must comply with the procedures set forth in the Company's Articles of Incorporation and By-laws. Such nominations must be made by written notice delivered to the Company's Secretary at its principal executive offices, 5100 River Road, Avondale, Louisiana 70094, and generally must be received no later than the close of business on the tenth day following the date on which notice of the annual meeting is mailed; provided that if notice or public disclosure of the date of the meeting is given or made to shareholders more than 55 days prior to the meeting, such nominations must be delivered to the Company's Secretary not less than 45 days nor more than 90 days prior to the meeting. The notice must include the following information with respect to each person the shareholder proposes to nominate: (i) the name, age, business address and residential address of such person,
          (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company of which such person is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation), and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. The notice must also include the following information with respect to the shareholder giving the notice:
          (i) the name and address of such shareholder and (ii) the class and number of shares of capital stock of the Company of which such shareholder is the beneficial owner (determined in accordance with Article VA. of the Company's Articles of Incorporation).


                                PRINCIPAL SHAREHOLDERS

               The following persons are, to the knowledge of the Company, the only persons that beneficially owned, as of March 4, 1996, more than five percent of the Common Stock, calculated in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

                                        Number of Shares
          Name and Address             Beneficially Owned       Percent of Class

   Blanche S. Barlotta, R. Dean             3,241,249<F1>              22.4%
     Church and Rodney J. Duhon, Jr.,
     as Trustees of the Avondale
     Employee Stock Ownership Trust
     P. O. Box 50280
     New Orleans, Louisiana  70150

   Pioneering Management Corporation        1,377,000<F2>                9.5%
     60 State Street
     Boston, Massachusetts  02109-1820

   Gruber & McBaine Capital Management        767,500<F3>                5.3%
     50 Osgood Place
     San Francisco, CA  94133

   ____________
[FN]
        <F1> The right  to  vote  shares allocated to an ESOP participant's account is passed through to the participant. There are currently no unallocated shares other than a nominal number of shares that have been forfeited by participants since January 1, 1996. Voting rights of unallocated shares are exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, the members of which are the three ESOP Trustees and two other officers of the Company, Ernest F. Griffin, Jr. and Eugene E. Blanchard, Jr. Investment power over the ESOP shares is exercised by the ESOP Trustees at the direction of the ESOP Administrative Committee, provided the ESOP Trustees determine such direction to be consistent with their fiduciary duties.

        <F2> Based  solely   upon   information   provided   by  Pioneering
             Management Corporation. Pioneering Management Corporation is an investment adviser registered under the Investment Advisers Act of 1940 and shares investment power with respect to all of the shares reported.

        <F3> Based  solely  upon information provided by Gruber & McBaine
             Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940.



                                EXECUTIVE COMPENSATION

          Summary of Executive Compensation

               The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers.

                      SUMMARY COMPENSATION TABLE

                                                   Annual
                                                Compensation
     Name and                                                 All Other
Principal Positions          Year       Salary     Bonus    Compensation
___________________          ____       ______     _____    ____________

Albert L. Bossier, Jr.       1995      $643,632   $216,196        10,820<F1>
Chairman of the Board,       1994       621,864     46,640        12,425
Chief Executive Officer      1993       543,224          0        17,384
and President

Thomas M. Kitchen            1995       301,152    101,157         8,595<F2>
Vice President, Chief        1994       290,952     21,821        10,080
Financial Officer and        1993       254,179          0        13,551
Secretary

Kenneth B. Dupont            1995       225,768     75,835         5,785<F3>
Vice President               1994       218,112     16,358         3,329
                             1993       190,526          0         4,145

______________________________
[FN]
<F1>   Consists of $2,020  in  medical  expense  reimbursement and
       $8,800 in group life and disability insurance premiums.

<F2>   Consists  of  $1,495  in medical expense reimbursement  and
       $7,100 in group life and disability insurance premiums.

<F3>   Consists  of  $685  in medical  expense  reimbursement  and
       $5,100 in group life and disability insurance premiums.

                    ___________________________________________

          Stock Options and Stock Appreciation Rights

               The following table sets forth certain information concerning the exercise of options and stock appreciation rights during 1995 and unexercised options and stock appreciation rights on December 31, 1995.


          AGGREGATED  OPTION/SAR  EXERCISES  IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION/SAR VALUES

                                                                Number of securities                Value of Unexercised
                                                               underlying unexercised             In-the-Money Options/SARs
                             Shares                           options/SARs at 12/31/95                   at 12/31/95
                            acquired          Value           ________________________                   ___________
Name                      on exercise       realized      Exercisable<F1>    Unexercisable      Exercisable     Unexercisable
____                      ___________       ________      ___________        _____________      ___________     _____________

Albert L. Bossier, Jr.       19,890         $130,241        139,961                 0              $2,486          $  0

Thomas M. Kitchen             8,840           57,885         59,160                 0               1,105             0

Kenneth B. Dupont                 0                0         17,000                 0               20,549            0

______________________________
[FN]
          <F1> All options are in tandem with stock appreciation rights.


          Pension Plans

             Messrs. Bossier, Kitchen and Dupont participate in a qualified defined-benefit pension plan (the "Qualified Pension Plan"), a non-qualified supplemental pension plan (the "Supplemental Pension Plan") and a non-qualified executive excess retirement plan (the "Excess Retirement Plan").

             The following table reflects the aggregate annual benefits under the Qualified Pension Plan, Supplemental Pension Plan and Excess Retirement Plan that an executive officer with the years of service and average annual earnings (as calculated in accordance with the Qualified Pension Plan and Supplemental Pension Plan) indicated can expect to receive under the plans upon retirement at age 65. The benefits under the Qualified Pension Plan and the Excess Retirement Plan are not subject to reduction for Social Security but are offset by the actuarially equivalent value of the shares of Common Stock and other assets allocated to the ESOP account of each participant. This offset is not reflected in the table below.

                            AVONDALE INDUSTRIES, INC.
                      Estimated Annual Retirement Benefits
                      (Before Reduction for ESOP Benefits)

Average                                     Years of Service
Annual           _________________________________________________________________________
Earnings         15 years     20 years     25 years     30 years     35 years     40 years
________
$250,000         $ 93,750     $112,500     $131,250     $150,000     $168,750     $187,500
 300,000          112,500      135,000      157,500      180,000      202,500      225,000
 350,000          131,250      157,500      183,750      210,000      236,250      262,500
 400,000          150,000      180,000      210,000      240,000      270,000      300,000
 450,000          168,750      202,500      236,250      270,000      303,750      337,500
 500,000          187,500      225,000      262,500      300,000      337,500      375,000
 550,000          206,250      247,500      288,750      330,000      371,250      412,500
 600,000          225,000      270,000      315,000      360,000      405,000      450,000
 650,000          243,750      292,500      341,250      390,000      438,750      487,500
 700,000          262,500      315,000      367,500      420,000      472,500      525,000
 750,000          281,250      337,500      393,750      450,000      506,250      562,500
 800,000          300,000      360,000      420,000      480,000      540,000      600,000
 850,000          318,750      382,500      446,250      510,000      573,750      637,500
 900,000          337,500      405,000      472,500      540,000      607,500      675,000
 950,000          356,250      427,500      498,750      570,000      641,250      712,500

             Compensation covered by the plans consists of salary, bonus and an automobile allowance. Covered compensation for Messrs. Bossier, Kitchen and Dupont equals the amount reported in the Summary Compensation Table under the heading "Annual Compensation" plus the automobile allowance. Messrs. Bossier, Kitchen and Dupont have 39, 18 and 32 years of service, respectively, under each of the plans.

          Employment and Change in Control Agreements

             All amounts set forth under the heading "Salary" in the Summary Compensation Table were paid under employment agreements between the Company and each executive officer (the "Employment Agreements") which provide for base salaries and for annual bonuses as determined by the Board of Directors. The term of the Employment Agreements has been extended to December 31, 1998. After December 31, 1998, the employment of each executive officer continues from year to year, subject to the right of the Company or the employee to terminate such employment without cause at December 31, 1998 or on any subsequent December 31 (a "normal termination date"), by giving at least 60 days prior written notice to the other. Termination of employment that is properly effected by either party with respect to a normal termination date is not a breach of the Employment Agreement. Under the Employment Agreements, base salaries may be increased but not decreased by the Board and bonuses are fixed from time to time by the Board, provided that Mr. Bossier may not be paid a bonus in an amount less than the bonus paid for the immediately preceding year. For fiscal year 1993 Mr. Bossier waived his rights under this provision and did not receive a bonus. For fiscal year 1995 and for any year for which the Management Incentive Plan adopted by the Compensation Committee in early 1995 is in effect, Mr. Bossier has waived his rights under this provision with the understanding that he would instead receive the bonus that he may become entitled to receive under the terms of such Plan.

             Under the Employment Agreements, if the employment of an executive officer is terminated by the executive officer for certain specified reasons or by the Company (at any time other than a normal termination date) for any reason other than cause (as defined therein), the executive officer is entitled to a lump sum severance payment equal to three times the sum of his annual salary and annual bonus, which amount is reduced if the executive officer's employment is terminated after age 62. If the employment of any of Messrs. Bossier, Kitchen or Dupont is terminated under circumstances giving rise to their entitlement to claim their severance benefits, the lump sum severance payments to which each would currently be entitled are approximately $1,471,035, $1,238,895 and $928,842, respectively.

             The severance benefits payable under the Employment Agreements also include the continuation of health and insurance benefits, and supplemental lump sum pension benefits. These supplemental pension benefits are based upon compensation and are reduced by benefits earned under the Qualified Pension Plan. If supplemental pension benefits are paid as part of an executive officer's severance benefits under an Employment Agreement, benefits otherwise payable to him under the Excess Retirement Plan are reduced. To the extent that any executive officer had shares of Common Stock withheld from allocation to his ESOP account because of the limits imposed by the Internal Revenue Code, the Company has agreed to pay to him the fair market value of such shares upon termination of his employment.

             On  January  19,  1996,  the Company entered  into  change  in control agreements with its executive officers, Albert L. Bossier, Jr., Thomas M. Kitchen and Kenneth B. Dupont. The agreements provide for the payment of certain benefits upon an involuntary or constructive termination of the officers' employment, except for cause, within three years following a change in control. Benefits payable under the change in control agreements include a cash payment in an amount equal to three times salary plus bonus, continued health and life insurance benefits for three years after termination and accelerated vesting under the Company's supplemental retirement plans. To the extent payments are made under these change in control agreements, no severance payments will be made under the Employment Agreements.

          Compensation Committee Interlocks and Insider Participation

               The members of the Compensation Committee of the Board of Directors are Mr. Thompson and Admiral Donovan, neither of whom is, or was formerly, an officer or employee of the Company or any of its subsidiaries, nor has or has had any other significant relationship with the Company. The Compensation Committee determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

          Compensation Committee Report on Executive Compensation

               The Compensation Committee (the "Committee") of the Board of Directors furnished the following report with respect to compensation paid to the executive officers of the Company in 1995:

               Under the By-laws of the Company, the Committee, which is required to be made up of outside independent directors, determines the general compensation policies of the Company, determines the compensation to be paid to the executive officers and other employees of the Company and administers the Company's Performance Share Plan and Stock Appreciation Plan.

               As  disclosed  under  the  heading "Executive Compensation -
          Employment and Change in Control Agreements," each of the Company's three executive officers has an employment agreement with the Company that, as extended by the Committee in December 1995, may not be terminated prior to December 31, 1998 and that provides among other things, that the Board of Directors has only the authority to increase, and not decrease, each executive officer's base salary (and, in the case of Mr. Bossier, his annual bonus) as compared to the amount paid during the immediately preceding year. The decision by the Committee in December 1995 to extend the contracts recognized such persons' significant contributions to the improvement in the Company's financial position and performance during 1995, evidenced by the successful procurement of additional shipbuilding firm backlog from the U.S. Navy and commercial ship owners, the significant improvement in the Company's profitability and the substantial increase in shareholder value during 1995. The Committee also believes that the extension of the Employment Agreements will assure that the Company will continue to benefit from this management group's experience in order to meet future challenges and opportunities in the shipbuilding industry, including opportunities for the Company to participate in the next generation of significant shipbuilding initiatives of the U.S. Navy.

               Compensation paid to the three executive officers during 1995 essentially consisted of two components, annual salary and a performance-based cash bonus payable pursuant to a Management Incentive Plan adopted by the Committee in early 1995 in which the executive officers participate. With respect to salaries, the named executive officers were given an increase of approximately 3.5% during 1995, reflecting a cost of living adjustment. The bonuses paid to the executive officers were calculated as a percentage of base salary in accordance with a formula established by the Committee at the beginning of 1995. The formula for 1995 was based on the Company achieving certain targets with respect to the following criteria (in order of weight given by the Committee): operating profit less interest charges, profit estimates at completion, direct man hour estimates at completion, direct material estimates at completion and composite labor rates. The formula called for the bonus to be earned by the executive officers in increments of 1% of their base salary based on their degree of success in achieving these goals. It was anticipated that if all of the targets established at the beginning of 1995 were achieved that the bonuses payable to the executive officers would have been 25% of their respective base salaries. However, the Company exceeded the targets established in the beginning of 1995, and application of the formula resulted in a corresponding increase in the bonus paid to approximately 33% of their respective base salaries. For future years, the Committee may establish different performance goals, criteria and formulas for calculation of the bonus.

               Although no stock options or other stock based awards were granted to executive officers in 1995, each of the executive officers continues to hold stock options granted in earlier years.

               Under Section 162(m) of the Internal Revenue Code, publicly held companies may be prohibited from deducting as compensation expense for federal income tax purposes total compensation paid in a single year to certain executive officers that is in excess of $1 million. When making its future compensation decisions, the Compensation Committee intends to consider the effects of
          Section 162(m) on the Company.

                     Hugh A. Thompson              Francis R. Donovan


          Performance Graph

               The graph and corresponding table below compare the cumulative total shareholder return on the Company's Common Stock from December 31, 1990 to December 31, 1995 with the cumulative total return on a NASDAQ index and a peer group index, in each case assuming the investment of $100 on December 31, 1990 at the closing price on that date and reinvestment of dividends. The peer group index consists of Bethlehem Steel Co., General Dynamics Corp., Litton Industries, Inc., McDermott International Inc., Tenneco Inc., Todd Shipyards Corp. and Trinity Industries Inc., and the returns of each issuer are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.


                                 [Performence Graph Here]


                       Cummulative Total Shareholder Return
  INDEX                            December 31,
  ______         ________________________________________________
                   1991      1992      1993      1994      1995
                   ____      ____      ____      ____      ____
The Company       70.21     40.43    125.53    131.91    246.81

Pear Group        90.00    132.16    208.79    186.82    227.53

NASDAQ           160.56    186.87    214.51     209.69   296.30



                                 CERTAIN TRANSACTIONS

               The law firm of Blue Williams, L.L.P., of which a son of Mr. Albert L. Bossier, Jr., a director and the chief executive officer of the Company, is one of the partners, was paid $690,805 in 1995 by the Company for legal services rendered.

               Section  16(a)  of the Exchange Act requires  the  Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission initial reports of beneficial ownership, and changes in beneficial ownership, of the Common Stock of the Company. Mr. Eugene E. Blanchard, a member of the Administrative Committee of the ESOP, inadvertently filed late a Statement of Changes in Beneficial Ownership on Form 4 to report the sale of 1,353 shares of Common Stock in the month of November 1995.


                                SHAREHOLDER PROPOSALS

               Set forth under this heading are four shareholder proposals, all of which are unanimously opposed by the Company's Board of Directors. As noted in further detail below all of these proposals were submitted to the Company pursuant to Rule 14a-8 of the Exchange Act, and therefore, in accordance with such rule, each of those proposals is set forth in full below and is accompanied by the proponent's statement in support thereof. Your Board of Directors unanimously recommends a vote AGAINST each of the shareholder proposals.

          STATEMENT BY THE BOARD OF DIRECTORS IN
          OPPOSITION TO ALL FOUR SHAREHOLDER PROPOSALS

               The proposals submitted under Rule 14a-8 (the "Rule 14a-8 Proposals"), and the statements in support thereof, were submitted by four Company employees, Messrs. Donald Mounsey, Steve Rodriguez, Roger McGee, Sr. and Angus Fountain, each of whom holds his shares of the Company's Common Stock as a participant in the Avondale Employee Stock Ownership Plan (the "ESOP"). All four of the proposals submitted for the 1996 Annual Meeting are substantially identical to proposals submitted by the same nominal proponents for the 1995 Annual Meeting (and two of them are also substantially identical to proposals submitted by a "Shareholders Committee" for the 1994 Annual Meeting), and all were overwhelmingly rejected by the Company's shareholders at the 1994 and 1995 Annual Meetings. The Board believes that the submission of these four proposals is a continuation of the "corporate campaign" waged against the Company by the United Brotherhood of Carpenters and Joiners of America (the "UBC") and its affiliate, the Metal Trades Department, AFL-CIO (the "AFL-CIO", and collectively with the UBC, the "Union"), and follows upon similar campaigns sponsored by the Union during the Company's last two Annual Meetings.

               As previously reported, in June 1993 an election was held to determine whether certain employees of the Company desired to be represented by the Union. The National Labor Relations Board is in the process of determining the final outcome of the election. Since the 1993 election, the Union has conducted a much-publicized "corporate campaign" against the Company. As part of that campaign, the Board believes that in 1994 the Union was behind the organization of a "Shareholders Committee" that unsuccessfully attempted to garner support for six shareholder proposals that the "Shareholders Committee" caused to be introduced at the Company's 1994 Annual Meeting, and that in 1995 the Union was behind the submission by five nominal shareholders and the same "Shareholders Committee" of five shareholder proposals at the Company's 1995 Annual Meeting.

               The Board of Directors unanimously opposes each of the four shareholder proposals that are described below. The specific "corporate governance" reasons for the Board's opposition to these proposals are set forth under the heading "Board of Directors' Statement in Opposition" that follows each of the proposals. However, the Board of Directors also believes that the continuing sponsorship of these resolutions by the Union has everything to do with the Union's frustration over the continuing status of the Company as a non-union shipyard, and, very little, if anything, to do with the promotion of shareholder interests. Each of these proposals attempts to undermine the authority of the Board of Directors to manage the Company, and thereby diminish the ability of the Board to deal resolutely with the Union. The Board believes that it is the Union's hope that success in obtaining support for any of the four proposals will demonstrate a lack of confidence by the Company's shareholders in the Board of Directors. While the Board of Directors believes that it has the support of the overwhelming majority of its shareholders, it believes it is appropriate to briefly review some of the Company's more recent significant achievements that the Union has conveniently ignored.

               During 1994 and 1995, the Company achieved an impressive return to profitability that was translated into an increased stock price of the Company that is reflected in the Performance Graph elsewhere in this Proxy Statement. In addition, the Company secured a firm backlog of $1.4 billion as of December 31, 1995, and recently completed a $20 million plant modernization program to enhance the Company's ability to obtain contracts to build and deliver vessels at a lower, more competitive cost. In addition, a highly successful secondary offering of 3,581,000 shares of the Company's Common Stock by the ESOP for $15.75 per share was recently completed. As a result of this offering, the Company's employees continue to have a significant ownership stake in the Company while also having a substantial portion of their retirement benefit now invested in a diversified investment portfolio.

               With a substantial portion of the Company's firm backlog scheduled for completion by 1998, it is important that the Company be a competitive bidder as new opportunities are presented in order to maintain its current level of shipbuilding activity beyond 1998. To that end, 1996 will be an important year for the Company's management, shareholders and employees to work together to continue the Company's success.

               The Company's industry is highly competitive  and  it is the
          Board's firm belief that remaining non-Union has been and continues to be a significant competitive advantage. If the Union is certified and the Company is compelled by federal labor law to bargain in good faith with the Union, it will only agree to bargaining demands that can be economically justified. However, Union certification may result in an increased risk that the Union will engage in potentially disruptive activities such as strikes or picketing, or that the Company may incur higher labor and operating costs that will impair the Company's competitive position. In fact, such a strike has been recently publicized with respect to one of the Company's unionized competitors. The Company believes that this strike was in response to the competitor's publicized efforts to reduce labor costs to improve its competitive posture.

               It is apparent to your Board of Directors that the proposals and the Union's corporate campaign are not in any sense motivated by a legitimate desire to advance the best interests of the Company's shareholders. Instead, the Union's tactics are a misguided effort to pressure management to accede to the Union's demands as well as to give to the Company's employees the appearance that the Union is actively working on their behalf. The Board of Directors asks for your vote against each of the four shareholder proposals in order to discourage the Union from continuing to employ its abusive tactics. However, in addition to objecting to these proposals because the Board believes they are Union-sponsored, the Board of Directors and management also believe that each of the proposals should be rejected by the shareholders for the reasons set forth under the Company's specific "Statements in Opposition" which immediately follow each of the four proposals and the proponent's statement in support thereof.

          SHAREHOLDER PROPOSALS

               The following four shareholder  proposals  were submitted by
          Messrs. Donald Mounsey, Steve Rodriguez, Roger McGee, Sr. and Angus Fountain, respectively, each of whom has notified the Company that he is the beneficial owner of more than $1,000 of the Company's common stock and intends to remain a beneficial holder of these shares through the date of the 1996 Annual Meeting. Information regarding the addresses of each of these shareholders will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor. For the reasons set forth in its Statement in Opposition above and its individual Statements in Opposition immediately following each proposal, none of these proposals is supported by the Board of Directors and the Board of Directors unanimously urges you to vote AGAINST each of the four proposals.

          A. Shareholder Proposal Regarding Shareholder Rights Plan (Item 2 on the accompanying Proxy Card)

               The resolution submitted by Mr. Mounsey is as follows:

                    RESOLVED:     That   the   shareholders   of   Avondale
               Industries, Inc. ("Company") urge the Board of Directors to redeem the rights issued pursuant to the Stockholder Protection Rights Plan (unilaterally adopted by our Board of Directors on September 26, 1994) unless a majority of voting shares approve of these rights at a meeting of shareholders held as soon as is practical.

          Shareholder's Supporting Statement

               Our Company's Stockholder Protection Rights Plan, commonly referred to as a "poison pill," is an extremely powerful anti-takeover device that was unilaterally adopted by Avondale Industries, Inc.'s board of directors on September 26, 1994. We believe anti-takeover defenses like poison pills reduce shareholder value over the long-run by (1) entrenching management, thus reducing the ability of shareholders to replace management in the event of poor performance; and (2) reducing the probability that someone will make a bid for Company shares at above market value.

               While our Company's rights plan is written in complicated legal jargon, it can be explained quite simply. Absent a poison pill, a bidder for our Company would make an offer to all shareholders to buy their holdings at a fixed price above the market value. Shareholders have the option to either accept the offer and tender their shares or reject the offer if they believe the premium offered is insufficient compensation. With a poison pill in place, a bidder must receive the blessing of the board of directors prior to making an offer to shareholders. Absent that blessing, the board of directors can declare the bidder unfriendly and trigger the poison pill.

               Avondale's poison pill will be triggered when an "acquiring person" acquires 15% of our Company's outstanding common stock. Once triggered, the poison pill allows all shareholders, EXCEPT THE ACQUIRING PERSON, to buy shares of Company common stock at half the current market price. This will dilute the value of the acquiring person shareholdings by about 50%. This threat of dilution poses such a risk to a bidder, that they are forced to negotiate a takeover with the board of directors.

               The argument that a board of directors needs a poison pill in order to negotiate a better offer from bidders or prevent so-called "abusive takeover practices" is deceptive. In 1986, the U.S. Securities and Exchange Commission issued a study entitled The Effects of Poison Pills on the Wealth of Target Shareholders that concluded "Poison pills are not in the best interest of shareholders."

               We strongly believe that it is the shareholders (who are the owners of the Company), not the directors and managers (who merely act as agents for the owners), who should have the right to decide what is or is not a fair price for their shareholdings. Our Company's poison pill takes this decision away from shareholders by forcing bidders to negotiate with the board.

               We urge you to VOTE FOR THIS RESOLUTION.

          Board of Directors' Statement in Opposition

               In  adopting  a  shareholder  protection  rights  plan  (the
          "Rights Plan"), the Company's goal was (and still is) to protect the interests of the Company and all shareholders. The Rights Plan is designed to protect against attempts to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally. Such practices can, and are often intended to, pressure shareholders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Plan is intended to create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Plan is not intended to, and will not, prevent unsolicited, non-abusive offers to acquire the Company at a fair price. The Rights Plan simply strengthens the ability of the Board to fulfill its fiduciary responsibilities to the Company's shareholders because it provides the Board with the opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder. Of course, in deciding whether to redeem the rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

               The Board of Directors adopted the Rights Plan in September 1994 following its review of comprehensive analytical materials presented to the Board by a well-regarded independent investment banking firm and special outside legal counsel and a face-to-face presentation made by such investment banking firm and legal counsel to the Board. Based on such review and the respective advice of such firms, the Board believes that the adoption and continuing existence of the Rights Plan is in the best interests of the Company and shareholders and will not deter a suitably-financed offer that is made at a fair price to all shareholders. The success of any such offer will of course depend on various factors, including the source of the bidder's financing. More than 1,000 U.S. corporations, including other companies engaged in businesses similar to the Company's, have adopted shareholder protection plans similar to the Rights Plan, including Western Atlas, Inc., Litton Industries Inc., McDermott International Inc., McDonnell Douglas Corporation, Reebok International, Inc., Philip Morris Companies Inc., Georgia Pacific Corporation, General Dynamics Corporation, Lockheed Corp., Martin Marietta Corporation, Tenneco, Inc. and Walt Disney Co.

               Under Louisiana law, the Board has the responsibility to manage and direct the Company's business and affairs, and the Board believes that the adoption of the Rights Plan was a valid exercise of that responsibility. The Board believes that the decision to redeem the rights should be made in the context of a specific acquisition proposal. To do so at this time would be to strip the Company's shareholders of protection in the event of an unsolicited offer and, in the Board's view, potentially reduce the long-term value for all shareholders.

          B.   Shareholder Proposal Regarding Confidential Voting
               (Item 3 on the accompanying Proxy Card)

                    The  resolution  submitted   by  Mr.  Rodriguez  is  as
               follows:

                    RESOLVED:  To amend Section 2.7 of Avondale Industries,
               Inc.'s ("Corporation") by-laws by adding the following language after the existing language:

                    The voting of all proxies, consents  and authorizations
               be  secret,  and  no  such  document shall be available  for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Corporation's state of incorporation. Further, the receipt, certification and tabulation of such votes shall be performed by independent election inspectors.

          Shareholder's Supporting Statement

               It is the proponent's believe that it is vitally important that a system of confidential proxy voting be established at our Corporation. Confidential balloting is a basic tenet of our political electorial process that ensures its integrity. The integrity of corporate board elections should also be protected against potential abuses given the importance of corporate policies and practices to corporate owners and our national economy.

               The implementation of a confidential voting system would enhance shareholder rights in several ways.

               First, absent confidential voting, incumbent managers and directors have the power to review incoming proxies prior to a tabulation of votes and resolicit proxies from shareholders voting against management. Independent board candidates and shareholders submitting advisory proposals or by-law changes are not allowed to see proxy votes. This non-confidential system provides an unfair advantage to incumbents.

               Second, in protecting the confidentiality of the corporate ballot, shareholders would feel free to oppose management nominees and issue positions without fear of retribution. This is especially important for professional money managers whose business relationships can be jeopardized by their voting positions.

               Finally, it is our belief that the enhancement of the proxy voting process would change the system where too often shareholders vote "with their feet," not with their ballots. This change would help to develop a long-term investment perspective where corporate assets could be deployed, and used in a more effective and efficient manner.

               Confidential voting is gaining popularity. Approximately 156 major U.S. publicly-traded companies had adopted confidential proxy voting procedures for corporate elections. The list of Fortune 500 companies with confidential voting includes AT&T, U.S. West, American Express, American Brands, Coca Cola, CitiCorp, Gillette, Exxon, Sara Lee, J.P. Morgan, Bear Stearns, General Electric, General Mills, General Motors, Colgate-Palmolive, American Home Products, Honeywell, Avon Products, 3M, Du Pont, Boeing, Lockheed, Rockwell International, Amoco, Mobil, Eastman Kodak, IBM, Xerox and many others. It's time for our Corporation to do the same.

               For the reasons outlined above, we urge you to VOTE FOR THIS PROPOSAL.

          Board of Directors' Statement in Opposition

               The Board does not believe that the implementation of this proposal is justified. Any shareholder desiring to have his or her ownership and vote confidential has a means readily available to do so merely by placing his or her shares in a nominee account. Additionally, the Board believes that it is to the Company's benefit that the Board have the ability to know the opinion of the Company's major shareholders on important initiatives because it enables the Board to better communicate with the Company's shareholders with respect to initiatives it deems important to the Company and its shareholders as a whole, as well as to better understand the reasons for any opposition to such initiatives by major shareholders. Moreover, under the terms of the ESOP, employees and other participants in the ESOP already vote confidentially, with their votes tabulated by a "Big Six" auditing firm. The participant's voting cards are returned directly to the auditing firm and no information regarding how individual participants vote is provided to the Company's management. Finally, the Board believes that the proponent's expressed concern that the absence of confidential voting protection has a potentially chilling effect on the free exercise of voting rights by the Company's shareholders is naive and misplaced. It has not been the experience of the Company's management that its shareholders are reluctant to communicate with management because of the absence of confidential voting procedures. Thus, the Board of Directors does not believe the adoption of a system of confidential voting is warranted.

          C.   Shareholder Proposal Regarding Board Declassification

               (Item 4 on the accompanying Proxy Card)

               The resolution submitted by Mr. McGee, Sr., is as follows:

                    RESOLVED:  To amend Section 3.3 of Avondale Industries,
               Inc.'s ("Company") bylaws by replacing existing language with the following:

                    All directors shall stand for election annually.

          Shareholder's Supporting Statement

               Avondale Industries currently divides its board into three classes. Each class of directors have three year terms and the terms are staggered so that only one-third of the board of directors is elected at any given time.

               The election of corporate directors is the primary avenue in the American corporate governance system for shareholders to influence corporate affairs and exert accountability on management. We strongly believe that our Company's financial performance is closely linked to its corporate governance policies and procedures, and the level of management accountability they impose. Therefore, as shareholders concerned about the value of our investment, we are very disturbed by our Company's current system of electing only one-third of the board of directors each year. We believe this staggering of director terms prevents shareholders from annually registering their views on the performance of the board collectively and each director individually.

               Concerns that the annual election of all directors would leave our Company without experienced Board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

               Most alarming is that the staggered Board can help insulate directors and senior executives from the consequences of poor performance by denying shareholders the opportunity to replace an entire Board which is pursuing failed policies. Regardless of whether you believe the current Board and management team is performing satisfactorily or not, we believe it is clearly in the best interest of the Company and its shareholders that a process be in place that allows shareholders to take definitive action if they believe the Board is failing to realize the full potential of the Company's assets.

               We believe that allowing shareholders to annually register their views on the performance of the Board collectively and each director individually is one of the best method's to insure that our Company will be managed in the best interests of the shareholders.

               We urge you to VOTE FOR THIS RESOLUTION.

          Board of Directors' Statement in Opposition

               The  Company's  Board  is  divided  into  three  classes  of directors serving three-year staggered terms, with one class being elected each year. The Board believes the election of directors by classes is advantageous to the Company and its shareholders because, by providing that the directors will serve three-year terms rather than one-year terms, it enhances the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board, a stability that has been fundamental in the Company's restored financial health. Stability and continuity at the Board level also permits the Board to represent more effectively the interests of all shareholders, including responding to circumstances created by demands or actions of a single shareholder or a small group of shareholders. Board classification is also intended to deter any person seeking to acquire control of the Company from initiating such action through a surprise proxy contest designed to result in a change of control of the Company in a single election. Finally, the Board points out that this provision is contained not only in the Company's By-laws but also in its Articles of Incorporation and that the shareholder proposal, by seeking only an amendment to the Company's By-laws, would result in a direct conflict between the Company's Articles of Incorporation and By-laws which would be unlawful under the Louisiana Business Corporation Law. Moreover, the Board notes that this provision of the Company's Articles of Incorporation was approved by the Company's shareholders in 1990 when they voted upon the re-incorporation of the Company in Louisiana.

          D. Shareholder Proposal Regarding Articles of Incorporation and By-law Adoption, Amendment and Repeal Process (Item 5 on the accompanying Proxy Card)

               Mr. Fountain's proposal is as follows:

                    RESOLVED:   The  shareholders  of Avondale  Industries,
               Inc. ("Company") urge the Board of Directors to amend the Company's articles of incorporation and by-laws to include the following procedures in the articles of incorporation and by-law amendment processes:

                    Shareholders may propose the adoption of new amendments or bylaws
                    The shareholder vote required for passage is lowered from three quarters to two-thirds of the total voting power
                    The Board of Directors is prohibited from amending or repealing article or by-law changes that received the affirmative vote of two-thirds of the total voting power for a period of one year following such vote.

          Shareholder's Supporting Statement

               Our Company's articles of incorporation and by-laws help define the legal rights, responsibilities and relationships between directors, officers and shareholders. Over the past few years, Avondale's directors and officers have opposed efforts by shareholders to enact corporate governance reforms such as confidential proxy voting, the annual election of all directors, redemption of its anti-takeover defense commonly called a "poison pill," and requirements that a majority of the Board of Directors be composed of "independent" directors defined as those without personal or financial dealings with the Company. Fortunately, shareholders advocacy has helped prompt a removal of the Chairman and CEO from the Board's Compensation Committee and a reconstitution of the Committee with independent directors.

               Under the current by-law and article amendment process, shareholders are virtually powerless to affect change at the Company. The three-fourths vote requirement for passage of an article or by-law amendment is an extremely difficult requirement to meet in the face of Board opposition. We believe a two-thirds vote requirement to adopt a new by-law or article or to amend or revoke a current provision would be fair to all shareholders. Further, since the Board of Directors has the power to change the articles or by-laws through unanimous action, any change voted in by two-thirds of the shareholders may be reversed instantly by the Board. Accordingly, the proposal recommends that the Board of Directors be prohibited for a period of one year from amending or repealing an article or by-law adopted by a two-thirds or greater vote of shareholders.

          Board of Directors' Statement in Opposition

               The Board does not believe the implementation of this proposal is justified. Currently the Company's Articles of Incorporation provision regarding amendments to the Articles of Incorporation generally requires any such amendment or repeal to be approved by the holders of at least 80% of the total voting power of the Company unless such amendment or repeal has been recommended by the Board of Directors, in which case the affirmative vote of the holders of only a majority of the voting power present is required. The Board believes that this provision is in the best interests of the Company and its shareholders because it ensures that any proposed amendment to the Company's Articles of Incorporation that is not supported by the Board of Directors must receive the support of a significant percentage of the Company's shareholders before it will be adopted.

               The provisions of the Company's Articles and By-laws regarding By-law amendments permit the By-laws to be adopted, amended, or repealed by a majority of the Board, subject to the power of the holders of 80% of the voting power of the Company to amend or repeal any By-laws so made. Other than the specific percentage vote of the shareholders required, these provisions follow the Louisiana Business Corporation Law. The Board believes that vesting the Board of Directors with this authority, subject to the right of a substantial majority of shareholders to undo any By-law provisions adopted by the Board, strikes the appropriate balance between shareholders and the Board regarding By-law amendments.

               In so concluding, we note that the board of directors of a Louisiana corporation is vested under the law with the responsibility for managing the business and affairs of the corporation, and the Board believes it can best fulfill its statutory duties and participate in the management and control of the Company under the current Articles and By-law amendment process. In conjunction with the broad management powers given to the Board by Louisiana law, each member of the Board owes fiduciary duties to the Company and its shareholders. Under Louisiana law, members of the Board may breach their fiduciary responsibility even if they follow the expressed wishes of the majority of the Company's shareholders. Because of this risk of liability and the statutorily imposed duty of the Board to manage the affairs of the Company, the Board believes it requires the degree of independence of decisions and discretion regarding changes to the Company's Articles and By-laws currently existing. Additionally, these provisions of the Company's Articles of Incorporation were approved by the Company's shareholders in 1990 when they voted upon the reincorporation of the Company in Louisiana.


                                    OTHER MATTERS

          Quorum and Voting of Proxies

               The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. If a quorum is present,

                    (a)  directors will be elected by plurality vote;

                    (b) the Shareholder Proposals proposing amendments to the Company's By-laws with respect to:

                         (i)  Confidential Voting (Item 3), and

                         (ii) Board Declassification (Item 4)

          must receive the affirmative vote of 80% of the total outstanding Common Stock; and

                    (c)  (i)  the Shareholder Proposal  urging the Board of
                              Directors to redeem the Shareholder Rights Plan (Item 2),

                         (ii) the Shareholder  Proposal urging the Board of
                              Directors to adopt amendments to the Company's Articles of Incorporation and By-laws with respect to Articles and By-law Adoption, Amendment and Repeal Process (Item
                              5), and

                         (iii)any  other  matters properly  brought  before
                              such meeting

          must receive the approval of a majority of the shares of Common Stock present or represented at the Annual Meeting.

               If a quorum is not present, those shareholders present may adjourn the meeting to such time and place as they may determine; however, with respect to the election of directors, the meeting may be adjourned only from day to day until such directors are elected. Those shareholders who attend the second of such adjourned meetings will constitute a quorum for the purpose of electing directors.

               All proxies in the form enclosed that are received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and against each of the four shareholder proposals.

               Shares as to which proxy authority to vote for any nominee for election as a director is withheld by a shareholder and shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("broker non-votes") will not be counted as voted for any affected nominees or any of the Shareholder Proposals. With respect to each of the Shareholder Proposals identified as Items 3 and 4, that require the affirmative vote of 80% of the outstanding Common Stock in order to be adopted, abstentions and broker non-votes will have the effect of a vote against the proposal, and with respect to the Shareholder Proposals identified as Items 2 and 5 and any other matter other than the election of directors that is properly before the Annual Meeting, abstentions will have the effect of a vote against the proposal and broker non-votes will be counted as not present with respect to the proposal and therefore will not have an effect on the outcome of the vote with respect to such proposals.

               The Board of Directors does not know of any matters to be presented at the Annual Meeting other than the election of directors and the four shareholder proposals. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

          Independent Public Auditors

               The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 1996. Deloitte & Touche LLP and its predecessors have served as the Company's auditors since 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          Shareholder Proposals for 1997 Annual Meeting

               Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials relating to the 1997 annual shareholders' meeting must forward the proposal to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company prior to November 28, 1996. The Company's By-laws also require any shareholder who desires to present a proposal before the 1997 annual shareholders' meeting to notify the Secretary of the Company of such intent no later than November 28, 1996.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Thomas M. Kitchen

                                                Thomas M. Kitchen
                                                    Secretary

          Avondale, Louisiana
          March 28, 1996



                             AVONDALE INDUSTRIES, INC.
                               POST OFFICE BOX 50280
                             AVONDALE, LOUISIANA  70150

  THIS  PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
  AVONDALE INDUSTRIES, INC.

                 The undersigned hereby appoints Bruce L. Hicks and Kenneth G. Myers, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Avondale Industries, Inc. held of record by the undersigned on March 19, 1996 at the annual meeting of shareholders to be held on April 26, 1996, or any adjournment thereof.

                           COMPANY PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES
LISTED BELOW:

1.  Election of Directors

    [  ]FOR all nominees listed below (except    [  ]WITHHOLD AUTHORITY
        as marked to the contrary below)             to vote for all nominees
                                                     listed below

INSTRUCTIONS:   To withhold authority to vote for any nominee, strike
a line through the nominee's name listed below.

    Anthony J. Correro, III                        Kenneth B. Dupont



                           SHAREHOLDER PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST SHAREHOLDER PROPOSALS 2 THROUGH 5, BY CHECKING THE BOX MARKED "AGAINST."

2.  Shareholder Rights Plan Proposal

    [  ]AGAINST              [  ]FOR             [  ]ABSTAIN

3.  Confidential Voting Proposal

    [  ]AGAINST              [  ]FOR             [  ]ABSTAIN

4.  Board of Directors Declassification Proposal

    [  ]AGAINST              [  ]FOR             [  ]ABSTAIN

5. Articles of Incorporation and By-Law Adoption, Amendment and Repeal Process Proposal

    [  ]AGAINST              [  ]FOR             [  ]ABSTAIN



  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR BOTH OF THE DIRECTOR NOMINEES NAMED ABOVE AND AGAINST PROPOSALS 2 THROUGH
  5. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

  THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY HERETOFORE GIVEN
  TO ANY PERSON OR PERSONS.

                                  Date:____________________, 1996


                                  _____________________________________________
                                            Signature of Shareholder

                                  _____________________________________________
                                      Additional Signature, if held jointly

                                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                  WHEN  SIGNING  AS  ATTORNEY,  EXECUTOR,
                                  ADMINISTRATOR,  TRUSTEE OR GUARDIAN, PLEASE
                                  GIVE FULL  TITLE AS SUCH.  IF A CORPORATION,
                                  PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT
                                  OR   OTHER   AUTHORIZED   OFFICER.   IF   A
                                  PARTNERSHIP,  PLEASE  SIGN  IN  PARTNERSHIP
                                  NAME   BY   AUTHORIZED PERSON.

                                  PLEASE  MARK,  SIGN, DATE  AND  RETURN THIS
                                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.